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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-10559 on Form S-8 and 333-31591 on Form S-3 of Burnham Pacific Properties, Inc. of our report dated March 12, 1997 on the Sacramento Portfolio Historical Statement of Revenues and Direct Operating Expenses for the year ended December 31, 1996, included in this Form 8-K of Burnham Pacific Properties, Inc.

//Deloitte & Touche LLP//
San Diego, California
August 1, 1997